UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2006

Harris Interactive Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

135 Corporate Woods, Rochester , New York		14623
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-272-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2006, Harris Interactive Inc. (the "Company") entered into a Credit Agreement (the "Agreement") with JPMorgan Chase Bank, N.A. (the "Bank") for a line of credit which will enable the Company to borrow up to a maximum of $15.0 million at any one time outstanding ("Credit Facility"). Borrowings under the Credit Facility are repayable as set forth in a Line of Credit Note (the "Note") executed concurrently with the Agreement. Accrued interest is payable monthly, or in the case of LIBOR rate loans, at the end of LIBOR rate periods but at least every three months, and all accrued interest and outstanding principal is payable in full on May 31, 2007. Additionally, the Bank agrees to issue letters of credit under the line of credit at the request of the Company in an aggregate amount not to exceed $15.0 million. Availability under the line of credit is reduced by the face amount of outstanding letters of credit. Upon termination of the line of credit, the Company must cash collateralize outstanding letters of credit.

The Credit Facility expires on May 31, 2007. The Note bears interest at the Prime Rate, LIBOR plus 75 basis points or the Federal Funds rate plus 75 basis points, based upon instructions provided by the Company as to whether advances are Prime Rate, LIBOR or Federal Funds Rate advances. The Credit Facility contains affirmative covenants that require the Company to maintain insurance, maintain its existence, provide financial information to the Bank, and provide the Bank with notice of material claims against the Company and defaults under the Credit Facility. It also contains covenants that, among other things, limit the Company’s ability to change the nature of its business, cease operations, merge, acquire or consolidate with any other entity (unless the Company is the surviving entity in such a merger, acquisition or consolidation), change the Company’s name, or sell a material part of its assets outside of the ordinary course of business, which sale would have a material adverse effect on the Company. The Company also agrees not to grant security interests in its accounts, its payment intangibles and its general intangibles relating to the payment of money.

A copy of the Credit Agreement and Line of Credit Note are being filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

The Company is arranging to substitute letters of credit under the Credit Facility for letters of credit currently outstanding issued by Manufacturers and Traders Trust Company for the account of the Company. Upon completion of such substitutions, the Company's existing facilities with Manufacturers and Traders Trust Company will be terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Credit Agreement between JPMorgan Chase Bank, N.A. and Harris Interactive Inc.

Exhibit 10.2 Line of Credit Note between JPMorgan Chase Bank, N.A. and Harris Interactive Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.

August 21, 2006	By:	Ronald E. Salluzzo

Name: Ronald E. Salluzzo
Title: Chief Financial Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement between JPMorgan Chase Bank, N.A. and Harris Interactive Inc.
10.2	Line of Credit Note between JPMorgan Chase Bank, N.A. and Harris Interactive Inc.